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                                                                   EXHIBIT 23.1

  Upon the consummation of the reverse stock split discussed in Note 9(b) to the Nitinol Medical Technologies, Inc. Consolidated Financial Statements, we expect to be in the position to render the following consent.

                                          Arthur Andersen LLP

Boston, Massachusetts
June 18, 1996

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated March 21, 1996 (except with respect to the matter discussed in
Note 9(b), as to which the date is       , 1996) and to all references to our
firm included in or made part of this Registration Statement.

Boston, Massachusetts
June 18, 1996